Exhibit 10.5

AGREEMENT FOR TERMINATION OF LEASE

AND VOLUNTARY SURRENDER OF PREMISES

This Agreement for Termination of Lease and Voluntary Surrender of Premises (this “Agreement”) is made as of July 21, 2009, by and between ARE-SD Region No. 24, LLC, a Delaware limited liability company (“Owner”) and Metabasis Therapeutics, Inc., a Delaware corporation (“Metabasis”) with reference to the following:

RECITALS

A. Owner (as successor-in-interest to CarrAmerica Realty, L.P., a Delaware limited partnership) and Metabasis are parties to that certain Lease dated December 21, 2004, as amended by that certain First Amendment to Lease dated May 16, 2006 (as amended, the “Lease”) for premises located at that certain real property (the “Building”) commonly known as 11119 North Torrey Pines Road, La Jolla, California being more particularly described in the Lease (the “Premises”). All initially capitalized terms not defined specifically herein shall have the meanings set forth in the Lease.

B. Metabasis desires to terminate the Lease, which termination will be earlier than the date of termination set forth in the Lease.

C. Owner is willing to agree to the early termination of the Lease subject to the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing, in further consideration of the mutual promises made herein, and for other good and valuable consideration, receipt of which is acknowledged, Owner and Metabasis agree as follows:

1. Termination Date. Owner and Metabasis hereby agree that the Lease shall automatically terminate as of the date hereof without further action of Owner or Metabasis, subject to the terms set forth herein (the “Termination Date”).

2. License.

(a) License. Owner hereby gives Metabasis a license (i) to use the Premises for general office use and for no other purposes other than as expressly set forth in this Agreement, (ii) for ingress and egress to and from the Premises for the purpose of removing the Metabasis Retained Property (as hereinafter defined) from the Premises, (iii) to use the parking spaces in those areas designated for non-reserved parking at the Project, in common with other occupants of the Project, pro rata in accordance with the rentable area of the Premises (from time to time) and the rentable area of the Building, and (iv) subject to Section 2(c) below, to conduct sales of the Metabasis Retained Property (as hereinafter defined) (collectively, the “License”). The License shall automatically expire on the earlier to occur of: (A) 12.01 a.m. on January 2, 2010 and (B) 30 days after Owner delivers written notice (the “Replacement Facility Notice”) to Metabasis that Owner desires to terminate the License (the “License Expiration Date”). Metabasis shall occupy the Premises and conduct its business from the Premises at all times prior to the License Expiration Date. Metabasis acknowledges and agrees that Metabasis’ covenant to occupy the Premises and conduct its business at the Premises at all times prior to the License Expiration Date is an essential and material term of this Agreement, without which Owner would not become a party to this Agreement. Owner reserves the right at any time and from time to time upon 30 days notice (a “Reduction Notice”) to Metabasis to reduce the portion of the Building licensed to Metabasis pursuant to this Section 2; provided that, such reduced portion of the Building is capable of accommodating not less than 7 persons solely for office use. Upon delivery of a Reduction Notice and the expiration of such 30 day period (x) the term “Premises” as used in this Section 2 shall refer solely to the portion of the Building set forth in the Reduction Notice (the “Reduced Premises”) and Metabasis obligation to pay utilities supplied to the Premises shall be limited to an obligation to pay each month, through the remainder of the term of the License, the same amount for utilities as was due in the last month immediately prior to delivery of a Reduction Notice, (y) prior to the expiration of such 30 day period, Metabasis shall surrender all portions of the Building other than the Reduced Premises in the condition required under Section 5 below and (z) if Metabasis fails to so surrender all portions of the Building other than the Reduced Premises prior to the expiration of such 30 day period, then such failure shall constitute a holding over and the terms of Section 2(d) below shall apply thereto. Notwithstanding the foregoing, if the License terminates as to any portion of the Building prior to 11:59 p.m. on September 30, 2009 due to Owner’s delivery of a Reduction Notice, then Metabasis shall not be required to remove the Metabasis Retained Property from such portion of the Building until the Outside Property Sales Date (as hereinafter defined).

(b) Terms. Except to the extent expressly in conflict with the terms and conditions set forth in this Agreement (in which case the terms and conditions set forth in this Agreement shall control), the License shall be on the same terms and conditions as the Lease; provided, that, (i) except as provided in Section 2(d) below, Metabasis shall have no obligation to pay Base Rent or Additional Rent (including Operating Expenses) following the Termination Date, (ii) Metabasis’ use of Hazardous Substances at the Project shall be limited solely to insignificant amounts of those Hazardous Substances typically found or used in general office applications, (iii) Metabasis shall pay, directly to the appropriate supplier prior to delinquency thereof, the cost of all utilities supplied to the Premises (or, in the event of Metabasis’ acceptance of the Reduced Premises, it shall pay its pro rata share of such utilities as described above, to Owner on a monthly basis within ten (10) days following receipt of an invoice therefor from Owner), (iv) Owner and its prospective purchasers, tenants, lenders, brokers and investors and each of their respective officers, directors, employees, agents and representatives shall have the right to access the Premises at any time and from time to time upon giving 24 hours prior notice to Metabasis (except in the case of an emergency, when no such notice shall be required), (v) Metabasis shall be a licensee of the Premises and not a tenant, (vi) Section 27 of the Lease shall not be incorporated into the License and (vii) subject to the provisions of Section 8 of the Lease (incorporated by reference into this Termination Agreement), Metabasis shall have no obligation for repair and maintenance of the Premises except to the extent caused by the acts or omissions of Metabasis or its employees, agents or representatives. Nothing in clause (vii) of the preceding sentence shall cause Owner to have any obligation or liablity in connection with repair and maintenance of the Premises. Upon the License Expiration Date, if requested by Owner, Metabasis shall promptly execute and deliver to Owner a written agreement in a form reasonably satisfactory to Owner evidencing the termination of the License and Metabasis’ right to possession of the Premises.

(c) Sale of Metabasis Retained Property. Metabasis shall use commercially reasonable efforts to sell the Metabasis Retained Property in a timely manner. Metabasis and its representatives, agents and invitees shall follow all reasonable rules and regulations not inconsistent with the terms of this Agreement proposed by Owner in regards to any sale of the Metabasis Retained Property conducted at the Premises. Metabasis shall provide Owner not less than 24 hours advance notice of any sale of the Metabasis Retained Property to be conducted at the Premises. A representative of Owner may be present and accompany Metabasis and its agents, representatives and invitees during any sale of the Metabasis Retained Property at the Premises.

(d) Holding Over. If Metabasis remains in possession of the Premises after the License Expiration Date, or fails to timely remove all Metabasis Retained Property from the Premises, without the express written consent of Owner, (A) Metabasis shall remain a licensee upon the terms of the License except that Metabasis shall owe Owner monthly fees equal to 175% of Base Rent in effect during the last 30 days of the Term of the Lease (the “License Fee”), (B) Metabasis shall be responsible for all damages suffered by Owner resulting from or occasioned by Metabasis’ holding over, including consequential damages and (C) Owner may pursue all rights and remedies available at law or in equity against Metabasis as a holdover licensee of any portion of the Premises which Metabasis continues to occupy. Metabasis specifically acknowledges that Metabasis’ holdover in the Premises following the License Expiration Date may, without limitation, result in liability of Owner under one or more lease agreements with new tenants of the Premises. No holding over by Metabasis with respect to the Premises, whether with or without consent of Owner, shall operate to extend the Lease or the License and this Section 2(d) shall not be construed as consent for Metabasis to retain possession of the

Premises following the License Expiration Date. Acceptance by Owner of the License Fee after the License Expiration Date shall not result in a renewal or reinstatement of the Lease or the License. After the License Expiration Date, Metabasis shall have no rights of any kind with respect to the Premises, the License or otherwise.

(e) Surrender. Metabasis shall surrender the Premises to Owner on or before the License Expiration Date in the condition required under Section 5 below.

(f) Replacement Facility. If Owner delivers a Replacement Facility Notice to Metabasis and as a result thereof the License terminates prior to 12:01 a.m. on January 2, 2010, then Owner shall offer (or cause an affiliate of Owner to offer) a license to Metabasis (the “Replacement Facility License”) to use a portion of another facility owned by Owner (or its affiliate) which shall be capable of accommodating not less than 7 persons solely for office use (the “Replacement Facility”). The proposed Replacement Facility and the fees and other charges (including any pass-through of operating expenses) applicable to the Replacement Facility License (the “Replacement Facility Fees”) shall be designated in the Replacement Facility Notice. Within 10 days after receipt of a Replacement Facility Notice, Metabasis shall deliver written notice to Owner either accepting or rejecting the Replacement Facility License. Metabasis’ failure to timely respond to a Replacement Facility Notice shall be deemed to be Metabasis’ rejection of the Replacement Facility License. If Metabasis rejects (or is deemed to have rejected) the Replacement Facility License, then (A) the License shall expire as of the date which is 30 days after the delivery of the Replacement Facility Notice and (B) Owner shall have no further obligation to provide Metabasis a Replacement Facility License.

(g) Replacement Facility License. If Metabasis timely accepts the Replacement Facility License, then (i) Metabasis and Owner (or an affiliate of Owner) shall execute and deliver a license agreement in form substantially similar to the License set forth herein (“Replacement Facility License Agreement”) evidencing the Replacement Facility License for the Replacement Facility which shall be on the same terms and conditions of the License set forth herein except (A) the Replacement Facility License shall expire at 12:01 a.m. on January 2, 2010 (“Replacement Facility License Expiration Date”) and (B) Metabasis shall be obligated to pay to Owner (or its affiliate) the Replacement Facility Fees designated in the Replacement Facility Notice for use of the Replacement Facility and (ii) the License shall expire as of the date which is 30 days after delivery of the Replacement Facility Notice.

(h) Limited Access Right. If the License terminates as to all or any portion of the Building prior to 11:59 p.m. on September 30, 2009, due to Owner’s delivery of a Replacement Facility Notice or a Reduction Notice, then notwithstanding the expiration of the License as to all or any portion of the Building, Metabasis shall have the right (the “Limited Access Right”) to continue to access the entire Building solely for the purpose of causing the sale of the Metabasis Retained Property until the earlier of (x) September 30, 2009 and (y) the date that all of the Metabasis Retained Property has been sold or removed from the Premises (the “Outside Property Sales Date”). Metabasis shall provide Owner not less than 24 hours advance notice before accessing the Premises pursuant to the Limited Access Right. A representative of Owner may be present and accompany Metabasis and its agents, representatives and invitees during any such access to the Premises.

3. Termination. Subject only to the License, Metabasis hereby surrenders all rights of possession of the Premises effective as of the Termination Date. No holding over by Metabasis, whether with or without consent of Owner, shall operate to extend the Lease and this Section 3 shall not be construed as consent for Metabasis to retain possession of the Premises following the Termination Date except pursuant to the License. After the Termination Date, subject only to the License, Metabasis shall have no rights of any kind with respect to the Premises.

4. Hazardous Materials. Owner agrees to cooperate with Metabasis in all matters, as applicable, relating to (i) decommissioning of the Premises as a licensed laboratory and (ii) the surrender or revocation of all licenses of Metabasis relating to the Premises. Concurrently with the execution and delivery of this Agreement, Metabasis shall cause to be prepared and delivered to Owner, at Metabasis’ sole cost and expense, a narrative description of the actions to be taken by Metabasis in order to surrender the

Premises (the “Surrender Plan”) free from any effect from Metabasis’ use of Hazardous Substances in the Premises (“Metabasis HazMat Operations”). Metabasis shall cause the Surrender Plan to be fully and completely performed at Metabasis’ sole cost and expense. Metabasis shall cause the Surrender Plan to be fully and completely performed (other than obtaining the Hazardous Materials Clearances) on or before August 31, 2009. On or before August 31, 2009, Metabasis shall file all necessary paperwork with the proper governmental authorities to complete the Surrender Plan (the “Hazardous Materials Clearances”), and thereafter Metabasis shall use commercially reasonable efforts to obtain the Hazardous Materials Clearances. Owner and Owner’s representatives may enter the Premises at any time and from time to time for the purpose of monitoring Metabasis’ completion of the Surrender Plan and obtaining the Hazardous Materials Clearances. If the License terminates as to all or any portion of the Building prior to the full and complete performance of the Surrender Plan and obtaining the Hazardous Materials Clearances due to Owner’s delivery of a Replacement Facility Notice or a Reduction Notice, then notwithstanding the expiration of the License, Metabasis shall have the right to continue to access the entire Building solely for the purpose of causing the Surrender Plan to be fully and completely performed and to obtain the Hazardous Materials Clearances; provided, that, (i) Metabasis shall provide Owner not less than 24 hours advance notice before accessing the Premises and (ii) a representative of Owner may be present and accompany Metabasis and its agents, representatives and invitees during any such access to the Premises. From time to time, upon Owner’s request, Metabasis shall provide Owner with written reports regarding the progress of Metabasis’ performance of the Surrender Plan and obtaining the Hazardous Materials Clearances and any other information reasonably requested by Owner regarding Metabasis HazMat Operations. Notwithstanding anything to the contrary set forth herein, the Lease or any other agreement between Owner and Metabasis, the Surrender Plan and any reports delivered by Metabasis pursuant to this Section 4 shall not be deemed confidential information and Owner shall have the right to disclose the same to any third-party. Nothing set forth in this Agreement shall relieve Metabasis from any of its obligations set forth in the Lease in regards to Hazardous Substances or the surrender of the Premises free from any effect from Metabasis’ use of Hazardous Substances in the Premises.

5. Surrender; Metabasis’ FF&E. Notwithstanding anything in the Lease to the contrary, (i) Metabasis shall surrender the Premises to Owner on the License Expiration Date broom clean, (ii) Metabasis shall have no obligation to, and shall not, remove or restore any Work or Initial Improvements constructed at the Premises, (iii) Metabasis shall have no obligation to, and shall not, remove from the Premises any of the personal property described on Exhibit A attached hereto (the “Retained Property”), which shall be conveyed to Owner as of the Termination Date, (iv) Metabasis shall have no obligation to, and shall not, remove any phone systems, real property fixtures, built-in machinery and built-in equipment, built-in casework and built-in cabinets and other similar additions and improvements built into the Premises so as to become an integral part of the Premises such as fume hoods which penetrate the roof or plenum area, built-in cold rooms, built-in warm rooms, walk-in cold rooms, walk-in warm rooms, deionized water systems, glass washing equipment, autoclaves, chillers, built-in plumbing, electrical and mechanical equipment and systems, and any power generator and transfer switchs existing in the Premises as of the Termination Date (collectively, “Installations”), and (v) other than the Work, the Initial Improvements, the Retained Property and the Installations, prior to the License Expiration Date, Metabasis shall remove from the Premises its computer equipment, trade fixtures, furniture, movable equipment, document storage cabinets, servers, server racks and 3 server cabinets, and other personal property (the “Metabasis Retained Property”). Notwithstanding the foregoing, if the License terminates prior to 11:59 p.m. on September 30, 2009 due to Owner’s delivery of a Replacement Facility Notice, then Metabasis shall not be required to remove the Metabasis Retained Property from the Premises until the Outside Property Sales Date. Owner hereby acknowledges its receipt, concurrently with the execution and delivery of this Agreement, of an executed bill of sale in the form attached hereto as Exhibit B (“Bill of Sale”) conveying the Retained Property and the Installations to Owner. Metabasis shall have no obligation to, and shall not, remove any of the Retained Property, the Installations, the Work or the Initial Improvements from the Premises without Owner’s prior written consent in Owner’s sole and absolute discretion.

6. No Further Obligations. Owner and Metabasis agree that Owner and Metabasis are excused as of the Termination Date from any further obligations with respect to the Lease, excepting only Sections 3D, 8A, 8B, 25, 28 and 29 of the Lease and Metabasis liability for any outstanding payment obligations under the Lease not paid as of the date hereof, and as otherwise provided herein. In addition, nothing herein shall be deemed to limit or terminate any common law or statutory rights Owner may have with respect to Metabasis in connection with any Hazardous Substances or for violations of any governmental requirements or any requirements of applicable law. Nothing herein shall excuse Metabasis from its obligations under the Lease prior to the Termination Date except as otherwise expressly set forth herein.

7. Disposition of Personal Property. Any Metabasis Retained Property remaining in the Premises as of the License Expiration Date (or the Outside Property Sales Date, if applicable) shall be deemed to be abandoned by Metabasis, and may be disposed of by Owner, in Owner’s sole discretion, without obligation or liability to Metabasis.

8. Release of Liability. As of the Termination Date, Metabasis releases and exculpates Owner from any liability arising from the Lease, and from the termination of the Lease, but not from any liability arising in connection with this Agreement. As of the License Expiration Date, Metabasis releases and exculpates Owner from any liability arising from the License, and from the termination of the License, but not from any liability arising in connection with this Agreement. If applicable, as of the Replacement Facility License Expiration Date, Metabasis releases and exculpates Owner (and its affiliate) from any liability arising from the Replacement Facility License, and from the termination of the Replacement Facility License, but not from any liability arising in connection with this Agreement. The foregoing releases extend to all rights of Metabasis under Section 1542 of the California Civil Code and any similar law of any state or territory of the United States, which are hereby expressly waived and relinquished by Metabasis. Section 1542 reads:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Metabasis’ Initials

Metabasis acknowledges that this release and waiver are an essential and material term of this Agreement, without which Owner would not become a party to this Agreement. Metabasis represents and warrants that Metabasis has no claims against Owner arising from the Lease or otherwise with respect to the Premises.

9. Termination Fee. Owner hereby acknowledges receipt concurrently with the execution and delivery of this Agreement, in consideration of Owner’s agreement to terminate the Lease, a payment from Metabasis in the amount of $2,483,529.17 in available funds (the “Termination Fee”). Owner and Metabasis acknowledge and agree that Owner’s agreement to terminate the Lease pursuant to the terms set forth in this Agreement will result in immediate and direct benefits to Metabasis and the Termination Fee is being paid by Metabasis in consideration of such benefits.

10. Participation in Future Revenue.

(a) Revenue Payments. As a material inducement to the execution of this Agreement by Owner, Metabasis grants to Owner (or an affiliate thereof designated by Owner) the immediate right, title and interest to receipt of payments of amounts, in immediately available funds, in consideration of Owner’s agreement to terminate the Lease (the “Revenue Payments”) equal to 35% of gross revenue earned or proceeds received by Metabasis pursuant to licenses, collaboration arrangements or sales of Metabasis’ existing pipeline of therapeutic programs entered into or effected, as applicable, during the period commencing July 1, 2009 and ending September 30, 2010 (each, a “Transaction”), inclusive; provided, that, the Revenue Payments in the aggregate shall not exceed $1,500,000.00, and provided further that the parties expressly agree that Metabasis shall have no obligation to pay to Owner any Revenue Payments with respect to a Transaction unless and until Metabasis has actually received the applicable revenue earned or proceeds received in connection with such Transaction. Metabasis’ existing pipeline of therapeutic programs and the revenue earned or proceeds received by Metabasis pursuant to licenses, collaboration arrangements or sales of Metabasis’ existing pipeline of therapeutic programs are free and clear of liens. Owner and Metabasis acknowledge and agree that Owner’s agreement to terminate the Lease pursuant to the terms set forth in this Agreement will result in immediate and direct benefits to Metabasis and that Metabasis’ obligation to make the Revenue Payments is being incurred, and any Revenue Payments are being paid, by Metabasis in consideration of such benefits.

(b) Transaction Documents. Concurrently with the execution and delivery of this Agreement, Metabasis shall deliver to Owner copies of all existing documents, agreements and instruments evidencing any Transaction (collectively, “Transaction Documents”) entered into on or before the Termination Date, if any. Following the Termination Date, Metabasis shall within 2 business days after receipt, deliver to Owner copies of any executed letters of intent, term sheets or similar documents evidencing any proposed Transaction for which Owner is entitled to Revenue Payments. If no letter of intent, term sheet or similar document is entered into, then Metabasis shall promptly notify Owner of any Transaction (including all material terms and conditions thereof) for which Metabasis intends to commence negotiation of Transaction Documents and for which Owner is entitled to Revenue Payments. Within 2 business days after entering into Transaction Documents for which Owner is entitled to Revenue Payments, Metabasis shall deliver to Owner copies of such Transaction Documents. Metabasis shall (i) promptly notify Owner of the scheduled closing date of any Transaction for which Owner is entitled to Revenue Payments and (ii) promptly notify Owner of any change in the scheduled closing date of any Transaction for which Owner is entitled to Revenue Payments. Owner acknowledges and agrees that Owner shall not have the right to approve the form of any Transaction Documents.

(c) Payment Terms. Metabasis shall pay all Revenue Payments owed to Owner within 3 business days after actually receiving the applicable revenue earned or proceeds received; provided, that, Revenue Payments (if any) for which Metabasis actually received the applicable revenue earned or proceeds during the period from July 1, 2009 through the Termination Date shall be paid by Metabasis to Owner within 3 business days of the Termination Date. Within 2 business days following the execution of any Transaction Documents for which Owner is entitled to Revenue Payments, Metabasis shall send written notice to the counterparty to such Transaction (a “Redirect Notice”) which notice shall instruct such counterparty to direct all Revenue Payments owed to Owner as the result of such Transaction directly to Owner at the applicable closing or whenever payments are due to Metabasis. Metabasis shall send a copy of each Redirect Notice to Owner. If Metabasis fails to timely deliver a Redirect Notice, then Owner may deliver (and Metabasis authorizes Owner to deliver) a Redirect Notice to the counterparty to the applicable Transaction. If timely payment of any Revenue Payment is not made by Metabasis, interest shall accrue on such late Revenue Payment from the date such Revenue Payment was due, at the annual rate of 12% per annum or the highest rate permitted by law, whichever is less, which interest shall be payable to Owner (or its designated affiliate) on demand.

11. Warrants. Owner (on behalf of Owner’s affiliate named in the Warrant) hereby acknowledges receipt from Metabasis, concurrently with the execution and delivery of this Agreement, a Warrant to Purchase Common Stock, in the form attached hereto as Exhibit C (the “Warrant”). Owner and Metabasis acknowledge and agree that Owner’s agreement to terminate the Lease pursuant to the terms set forth in this Agreement will result in immediate and direct benefits to Metabasis and the execution and delivery of the Warrant is in consideration of such benefits.

12. Security Deposit. Owner and Metabasis acknowledge and agree that Owner is holding a security deposit in the form of cash in the amount of $150,000.00 securing Metabasis’ obligations under the Lease (the “Security Deposit”). Metabasis hereby fully surrenders and forfeits the Security Deposit to Owner. Notwithstanding anything to the contrary set forth in the Lease, Owner shall have no obligation to return the Security Deposit to Metabasis. Metabasis’ full surrender and forfeiture of the Security Deposit to Owner shall survive the termination of this Agreement for any reason. In addition to the other purposes set forth in the Lease, Owner may apply the Security Deposit to Owner’s failure to receive and retain the Termination Fee or the benefit thereof, including, without limitation, the disgorgement of the Termination Fee by Owner or any requirement to repay the Termination Fee to Metabasis as a result of a preference action in bankruptcy. Owner and Metabasis acknowledge and agree that Owner’s agreement to terminate the Lease pursuant to the terms set forth in this Agreement will result in immediate and direct benefits to Metabasis and the full forfeiture and surrender of the Security Deposit is being made in consideration of such benefits. This Section 12 supersedes Section 20 of the Lease in its entirety.

13. No Assignment or Subletting. Metabasis represents and warrants that Metabasis has not assigned, subleased, mortgaged, pledged, encumbered or otherwise transferred any interest in the Lease or the Retained Property and that Metabasis holds the interest in the Premises set forth in the Lease as of the date of this Agreement. Notwithstanding anything to the contrary set forth in the Lease, Metabasis shall not assign, sublease, mortgage, pledge, encumber or otherwise transfer any interest in the Lease, the License or the Retained Property, including, without limitation, any assignment or subletting to a Permitted Transferee.

14. No Further Modification/Counterparts/Authorization. This Agreement may not be modified or terminated except in writing signed by all parties. This Agreement may be executed in counterparts which, taken together, will constitute one agreement binding on the parties. The persons signing below represent and warrant that they are duly authorized to execute this Agreement.

15. Successors and Assigns. The covenants and agreements herein contained shall inure to the benefit and be binding upon the parties and their respective successors and assigns.

16. Attorneys’ Fees. In the event of a dispute between the parties, the prevailing party shall be entitled to have its reasonable attorneys’ fees and costs paid by the other party.

17. Conflict of Laws. This Agreement shall be governed by the laws of the state in which the Premises are located.

18. Headings. Section headings in this Agreement are for convenience of reference only, and shall not be construed to affect or modify the substantive meaning of any Section hereof.

19. Metabasis’ Acknowledgment. Metabasis acknowledges that it has read the foregoing provisions, understands them, and is bound by them. Time is of the essence in this Agreement.

20. Severability. If any clause or provision of this Agreement (including the License) is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intent of the parties hereto that the remainder of this Agreement, and the validity, enforceability and legality thereof, shall not be affected or impaired thereby in any way.

21. Incorporation by Reference. All exhibits and addenda attached hereto are hereby incorporated into this Agreement and made a part hereof.

22. Brokers. Metabasis and Owner each represents and warrants that no broker, agent or other person (collectively, “Broker”) is owed any commission or other form of compensation in connection with the execution and delivery of this Agreement. Metabasis and Owner each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Metabasis or Owner, as applicable, with regard to this Agreement.

23. Filings. Owner expressly acknowledges that Metabasis is required to disclose this Agreement in its 8K and 10Q filings with the Securities and Exchange Commission, nothing shall prohibit Metabasis from doing so or expose it to any liability as a result of such disclosure.

24. OFAC. Metabasis is currently (a) in compliance with and shall at all times prior to the expiration of the License (and the Retained Facility License, if applicable) remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of this Lease be listed on, the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

25. Notices. All notices or other communications between the parties shall be in writing and shall be deemed duly given upon delivery or refusal to accept delivery by the addressee thereof if delivered in person, or upon actual receipt if delivered by reputable overnight guaranty courier, addressed and sent to the parties at the following addresses:

If to Owner:

ARE-SD Region No. 24, LLC

385 E. Colorado Boulevard, Suite 299

Pasadena, CA 91101

Attention: Corporate Secretary

with a copy to:

Paul, Hastings, Janofsky & Walker LLP

55 Second Street, 24th Floor

San Francisco, CA 94105

Attention: Stephen I. Berkman, Esq.

If to Metabasis:

Metabasis Therapeutics, Inc.

11119 North Torrey Pines Road

La Jolla, CA 92037

Owner and Metabasis may from time to time by written notice to the other designate another address for receipt of future notices.

26. Business Days. As used herein, the term “business day” shall mean a day that is not a Saturday, Sunday or legal holiday under the laws of the States of California.

27. Remedies. Upon the occurrence of a default by Metabasis under this Agreement beyond applicable cure periods, Owner, at its option, without further notice or demand to Metabasis, shall have in addition to all other rights and remedies provided in this Agreement, the option to pursue any other remedies available at law or in equity, each and all of which shall be cumulative and nonexclusive.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

OWNER:

ARE-SD REGION NO. 24, LLC, a Delaware limited liability company

By:	/s/ Gary Dean
Name:	Gary Dean
Its Authorized Representative

METABASIS:

METABASIS THERAPEUTICS, INC., a Delaware corporation

By:	/s/ Mark Erion
Name:	Mark D. Erion
Title:	President, CEO & CSO

EXHIBIT A

RETAINED PROPERTY

EXHIBIT B

FORM BILL OF SALE

THIS BILL OF SALE (“Bill of Sale”) is made as of July     , 2009, by METABASIS THERAPEUTICS, INC., a Delaware corporation (“Metabasis”), to ARE-SD REGION NO. 24, LLC, a Delaware limited liability company (“Owner”)

RECITALS

A. Owner (as successor-in-interest to CarrAmerica Realty, L.P., a Delaware limited partnership) and Metabasis are parties to that certain Lease dated December 21, 2004, as amended by that certain First Amendment to Lease dated May 16, 2006 (as amended, the “Lease”) for premises located at that certain real property commonly known as 11119 North Torrey Pines Road, La Jolla, California being more particularly described in the Lease.

B. Owner and Metabasis have entered into that certain Agreement for Termination of Lease and Voluntary Surrender of Premises dated as of July     , 2009 (the “Termination Agreement”), with respect to, among other things, the termination of the Lease and the conveyance of the “Retained Property” and the “Installations” (each as defined in the Termination Agreement) to Owner.

C. The Termination Agreement requires Metabasis to convey all of Metabasis’ right, title and interest in and to the Retained Property and the Installations to Owner.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Metabasis hereby agrees as follows:

1.	Unless the context otherwise requires, all capitalized terms used but not otherwise defined herein shall have the respective meanings provided therefor in the Termination Agreement.

2.	As of the Termination Date, Metabasis, without warranty except as expressly set forth herein, does hereby unconditionally, absolutely, and irrevocably grant, bargain, sell, transfer, assign convey, set over and deliver unto Owner all of Metabasis’ right, title and interest in and to the Retained Property and the Installations, in “as-is” condition.

3.	Metabasis represents and warrants that Metabasis owns the Retained Property and the Installations and that its title to the Retained Property and the Installations is free and clear of all liens, mortgages, pledges, security interests, prior assignments, encumbrances and claims of any nature.

4.	This Bill of Sale shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

5.	This Bill of Sale and the legal relations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of California, without regard to its principles of conflicts of law.

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IN WITNESS WHEREOF, this Bill of Sale was made and executed as of the date first above written.

METABASIS:

METABASIS THERAPEUTICS, INC., a Delaware corporation

By:
Name:
Title:

EXHIBIT C

WARRANT AGREEMENT

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

METABASIS THERAPEUTICS, INC.

WARRANT TO PURCHASE COMMON STOCK

July [    ], 2009

VOID AFTER JULY [    ], 2014

THIS CERTIFIES THAT, for value received, [                    ], or its assigns (the “Holder”), is entitled to subscribe for and purchase at the Exercise Price (defined below) from Metabasis Therapeutics, Inc., a Delaware corporation (the “Company”), with its principal office at 11119 North Torrey Pines Road, La Jolla, California 92037, up to 1,000,000 shares of the common stock of the Company, par value $0.001 per share (the “Common Stock”), subject to adjustment as provided herein.

1. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

(a) “Exercise Period” shall mean the period commencing on the date hereof and ending five years from the date hereof, unless sooner terminated as provided below.

(b) “Exercise Price” shall mean $[    ] per share, subject to adjustment pursuant to Section 5 below.

(c) “Exercise Shares” shall mean the shares of capital stock issuable upon exercise of this Warrant.

2. EXERCISE OF WARRANT. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

(a) An executed Notice of Exercise in the form attached hereto;

(b) Payment of the Exercise Price either (i) in cash or by check, (ii) by cancellation of indebtedness, or (iii) pursuant to Section 2.1 below; and

(c) This Warrant.

Certificates for shares purchased hereunder shall be transmitted by the transfer agent of the Company to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission system if the Company is a participant in such system, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise within five business days from the delivery to the Company of the Notice of Exercise, surrender of this Warrant and payment of the aggregate Exercise Price as set forth above. This Warrant shall be deemed to have been exercised on the date the Exercise Price is received by the Company. The Exercise Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, the Holder or such person shall be deemed to have become the holder of such Exercise Shares at the close of business on the next succeeding date on which the stock transfer books are open.

2.1 Net Exercise. Notwithstanding any provisions herein to the contrary, if during the Exercise Period the fair market value of one share of the Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash or by check, or by cancellation of indebtedness, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder (or such other party designated in the Notice of Exercise) a number of shares of Common Stock computed using the following formula:

	X =	Y (A-B)
A

Where	X =	the number of shares of Common Stock to be issued to the Holder (or such other party designated in the Notice of Exercise)

		Y =	the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

		A =	the fair market value of one share of the Company’s Common Stock (at the date of such calculation)

	B =	Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, the “fair market value” of one share of Common Stock shall mean (i) the average of the closing sales prices for the shares of Common Stock on the NASDAQ Capital Market or other trading market where such security is listed or traded as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to the Holder if Bloomberg Financial Markets is not then reporting sales prices of such security) (collectively, “Bloomberg”) for the five consecutive trading days immediately preceding such date, or (ii) if the NASDAQ Capital Market is not the principal trading market for the shares of Common Stock, the average of the reported sales prices reported by Bloomberg on the principal trading market for the Common Stock during the same period, or, if there is no sales price for such period, the last sales price reported by Bloomberg for such period, or (iii) if neither of the foregoing applies, the last sales price of such security in the over-the-counter market on the pink sheets or bulletin board for such security as reported by Bloomberg, or if no sales price is so reported for such security, the last bid price of such security as reported by Bloomberg or (iv) if fair market value cannot be calculated as of such date on any of the foregoing bases, the fair market value shall be as determined by mutual agreement of the Board of Directors of the Company and the Holder.

2.2 Issuance of New Warrants. Upon any partial exercise of this Warrant, the Company, at its expense, will forthwith and, in any event within five business days, issue and deliver to the Holder a new warrant or warrants of like tenor, registered in the name of the Holder, exercisable, in the aggregate, for the balance of the number of Exercise Shares remaining available for purchase under the Warrant.

2.3 Payment of Taxes and Expenses. The Company shall pay any recording, filing, stamp or similar tax that may be payable in respect of any transfer involved in the issuance of, and the preparation and delivery of certificates (if applicable) representing, (i) any Exercise Shares purchased upon exercise of this Warrant and/or (ii) new or replacement warrants in the Holder’s name or the name of any transferee of all or any portion of this Warrant.

3. COVENANTS OF THE COMPANY.

3.1 Covenants as to Exercise Shares. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

3.2 No Impairment. Except and to the extent as waived or consented to by the Holder, the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

3.3 Notices of Record Date and Certain Other Events. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Company shall mail to the Holder, at least 20 days prior to the date on which any such record is to be taken for the purpose of such dividend or distribution, a notice specifying such date. In the event of any voluntary dissolution, liquidation or winding up of the Company or any Fundamental Transaction (as defined in Section 7), the Company shall mail to the Holder, at least 20 days prior to the date of the occurrence of any such event, a notice specifying such date.

4. REPRESENTATIONS OF HOLDER.

4.1 Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring the Warrant solely for its account for investment and not with a view to or for sale or distribution of said Warrant or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Exercise Shares the Holder is acquiring are being acquired for, and will be held for, its account only.

4.2 Securities Are Not Registered.

(a) The Holder understands that the Warrant and the Exercise Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

(b) The Holder recognizes that the Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available.

(c) The Holder is aware that neither the Warrant nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Act (“Rule 144”) unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and, in certain circumstances, the number of shares being sold not exceeding specified limitations.

4.3 Disposition of Warrant and Exercise Shares.

(a) The Holder further agrees not to make any disposition of all or any part of the Warrant or Exercise Shares in any event unless and until:

(i) The Company shall have received a letter secured by the Holder from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition; or

(ii) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(iii) The Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Act or any applicable state securities laws; provided, however, that no such opinion of counsel shall be required for sales (a) under Rule 144, (b) to one of its nominees, affiliates or a nominee thereof, (c) to a pension or profit-sharing fund established and maintained for its employees or for the employees of any affiliate, (d) from a nominee to any of the aforementioned persons as beneficial owner of this Warrant or such Exercise Shares or (e) to a qualified institutional buyer, so long as such transfer is effected in compliance with Rule 144A under the Securities Act.

(b) The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

5. ADJUSTMENT OF EXERCISE PRICE AND SHARES.

(a) In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, consolidation, acquisition of the Company (whether through merger or acquisition of substantially all the assets or stock of the Company), or the like, the number, class and type of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and type of shares or other property as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until the event requiring adjustment. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

(b) If at any time or from time to time the holders of Common Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor,

(i) Common Stock or any shares of stock or other securities that are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution (other than a dividend or distribution covered in Section 5(a) above),

(ii) any cash paid or payable otherwise than as a cash dividend, or

(iii) Common Stock or additional stock or other securities or property (including cash) by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement (other than shares of Common Stock pursuant to Section 5(a) above), then and in each such case, the Holder hereof will, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clauses (ii) and (iii) above), which such Holder would hold on the date of such exercise had such Holder been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property.

(c) Whenever the number, class or type of shares available under this Warrant, or the Exercise Price, is adjusted pursuant to the terms of this Warrant, the Company shall promptly (but in any event no later than five business days after the effective date of the adjustment) mail to the Holder a notice, duly executed by an officer of the Company, setting forth the number, class and type of shares available under this Warrant and the Exercise Price after such adjustment and setting forth a statement of the facts requiring such adjustment. The Company shall, upon the written request at any time of the Holder, furnish to such Holder a like Warrant setting forth (i) such adjustment or readjustment, (ii) the Exercise Price at the time in effect and (iii) the number, class and type of shares of capital stock and the type and amount, if any, of other securities or property that at the time would be received upon exercise of the Warrant.

6. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.

7. FUNDAMENTAL TRANSACTIONS. If, at any time while this Warrant is outstanding, (i) the Company effects any merger of the Company with or into another entity, (ii) the Company effects any sale, lease or license of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another individual or entity) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 5 above) (in any such case, a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder, (a) upon exercise of this Warrant, the number of shares of capital stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to exercise such warrant into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 7 and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

8. NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

9. TRANSFER OF WARRANT. Subject to applicable laws and the restriction on transfer set forth on the first page of this Warrant, this Warrant and all rights hereunder are transferable by the Holder, in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder. The transferee shall sign an investment letter in form and substance reasonably satisfactory to the Company and its counsel.

10. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, on such terms as to indemnity (in the case of loss, theft or destruction) or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

11. NOTICES, ETC. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to (i) the Company at the address listed on the signature page hereto, and (ii) the Holder, 385 East Colorado Blvd., Suite 299, Pasadena, California 91101, or at such other address as the Company or the Holder, as applicable, may designate by 10 days advance written notice to the other party hereto.

12. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

13. GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of California.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of July [    ], 2009.

METABASIS THERAPEUTICS, INC.

By:
Name:	Mark D. Erion, Ph.D.
Title:	President and Chief Executive Officer
Address:	11119 North Torrey Pines Road
La Jolla, California 92037

NOTICE OF EXERCISE

TO: METABASIS THERAPEUTICS, INC.

(1) ☐ The undersigned hereby elects to purchase          shares of the Common Stock of METABASIS THERAPEUTICS, INC. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

☐ The undersigned hereby elects to purchase          shares of Common Stock of the Company pursuant to the terms of the net exercise provisions set forth in Section 2.1 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

(2) Please issue a certificate or certificates representing said shares of Common Stock of the Company in the name of the undersigned or in such other name as is specified below:

(Name) (Address)

(3) The undersigned represents that (i) the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that the shares of Common Stock issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid shares of Common Stock may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the period of time prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Common Stock unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided upon the Company’s reasonable request, an opinion of counsel satisfactory to the Company, stating that such registration is not required.

(Date)	(Signature)

(Print name)

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)
Address:
(Please Print)

Dated:                     , 20

Holder’s Signature:

Holder’s Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.